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As filed with the Securities and Exchange Commission on March 7, 2003

Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANDELA CORPORATION
(Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	04-2477008 (I.R.S. Employer Identification Number)
530 Boston Post Road, Wayland, Massachusetts 01778 (Address of Principal Executive Offices)

Candela Corporation Amended and Restated 1998 Stock Plan
(Full Title of the Plan)

Mr. F. Paul Broyer
Candela Corporation
530 Boston Post Road, Wayland, Massachusetts 01778
(Name and Address of Agent for Service of Process)

(508) 358-7400
(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Gordon H. Hayes, Jr., Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

        CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share[1]	Proposed maximum aggregate offering price	Amount of registration fee

Candela Corporation Amended and Restated 1998 Stock Plan
Common Stock, par value $.01 per share	400,000	$8.195	$3,278,000	$265.19

(1)
The exercise price of options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $8.195 per share, which is the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotation National Market System on March 5, 2003, is set forth solely for the purposes of calculating the filing fee.

        This Registration Statement registers additional securities of the same class as other securities for which Registration Statements on Form S-8 (No. 333-88295 and 333-55556) relating to Candela Corporation's Amended and Restated 1998 Stock Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the company's Registration Statement on Form S-1 (No. 333-78339) and incorporated herein by reference).
4.2	By-laws, as amended and restated (filed as Exhibit 3.2 to the company's Registration Statement on Form S-1 (No. 333-78339) and incorporated herein by reference).
4.3	Candela Corporation Amended and Restated 1998 Stock Plan.
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see the Signatures section of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayland, Commonwealth of Massachusetts, on this 7th day of March, 2003.

CANDELA CORPORATION
By:	/s/ GERARD E. PUORRO Gerard E. Puorro President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerard E. Puorro and F. Paul Broyer his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GERARD E. PUORRO Gerard E. Puorro	President and Chief Executive Officer and Director	March 7, 2003
/s/ F. PAUL BROYER F. Paul Broyer	Senior Vice President and Chief Financial Officer	March 7, 2003
/s/ GEORGE A. ABE George A. Abe	Director	March 7, 2003
/s/ BEN BAILEY III Ben Bailey III	Director	March 7, 2003
/s/ JAMES C. HSIA, PH.D. James C. Hsia, Ph.D.	Director	March 7, 2003
/s/ NANCY NAGER Nancy Nager, R.N., B.S.N., M.S.N.	Director	March 7, 2003
/s/ KENNETH D. ROBERTS Kenneth D. Roberts	Chairman of the Board of Directors	March 7, 2003
/s/ DOUGLAS W. SCOTT Douglas W. Scott	Director	March 7, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the company's Registration Statement on Form S-1 (No. 333-78339) and incorporated herein by reference).
4.2	By-laws, as amended and restated (filed as Exhibit 3.2 to the company's Registration Statement on Form S-1 (No. 333-78339) and incorporated herein by reference).
4.3	Candela Corporation Amended and Restated 1998 Stock Plan.
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see the Signatures section of this Registration Statement).

QuickLinks

Candela Corporation Amended and Restated 1998 Stock Plan (Full Title of the Plan)
Mr. F. Paul Broyer Candela Corporation 530 Boston Post Road, Wayland, Massachusetts 01778 (Name and Address of Agent for Service of Process)
(508) 358-7400 (Telephone Number, including Area Code, of Agent for Service)
Gordon H. Hayes, Jr., Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 (617) 248-7000
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX